SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 29, 2005
Gateway Financial Holdings, Inc.

North Carolina	000-33223	56-2264354
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1145 North Road Street, Elizabeth City, North Carolina	27909
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (252) 334-1511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 2 pages.

Item 5.02 — Election of Directors.
     On August 29, 2005, at its regular monthly meeting, the Board of Directors of Gateway Financial Holdings, Inc. (the “Corporation”), the holding company for Gateway Bank & Trust Co. (the “Bank”), appointed H. Spencer Barrow as an independent director. He will serve until the next annual shareholders meeting at which they will be eligible for election by the shareholders. It is expected that Mr. Barrow will serve on the Investment Committee and the Loan Committee of the Board.
     Mr. Barrow is an attorney in private practice in Raleigh, North Carolina, where he also resides. He is active in local civic and business organizations.
     The Bank is a full-service community bank with a total of eighteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach, (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Visit the Corporation’s web site at www.gatewaybankandtrust.com.
     The Common Stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.

By:	/s/ D. Ben Berry D. Ben Berry President and Chief Executive Officer

Date:	September 2, 2005